United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2012

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (d), and (f) Not applicable.

(b), (c), and (e) On July 10, 2012, David L. Johnson notified OXiGENE, Inc. (the “Company”) of his intent to resign from his position as part-time Chief Financial Officer and principal accounting officer of the Company, effective not later than July 30, 2012, to pursue other interests.

The Company has begun a search for a permanent replacement for Mr. Johnson and intends to use an external search firm to assist in identifying qualified candidates. In the interim, the duties of the principal financial officer will be performed by Barbara Riching, Director of Finance of the Company.

Ms. Riching, age 53, has many years of experience in the life sciences industry and is a Certified Public Accountant. Ms. Riching joined the Company in December 2011. Previously, she had served as the Senior Director of Finance for Abgenix, Inc. from 1999 until 2005, just prior to its acquisition by Amgen Inc. Prior to Abgenix, Ms. Riching worked in finance positions at ALZA Corporation, Natural Wonders, Inc., and Ernst & Young LLP. She holds a B.A. degree from the University of California at Santa Barbara. Ms. Riching will be paid $165 per hour for her service in this interim capacity. Ms. Riching is also a party to the Company’s standard form of employee proprietary information and inventions agreements and to an indemnification agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2012

OXIGENE, INC.

/s/ Peter J. Langecker
By: Peter J. Langecker Chief Executive Officer